SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2007
Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-110249 (Commission File Number)	71-0915825 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 303 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements and a Related Audit Report and Completed Interim Reviews.
Item 9.01Exhibits.

Item 4.02. Non-Reliance on Previously Issued Financial Statements and a Related Audit Report and Completed Interim Reviews.

(a) On November 9, 2007, the registrant’s Chief Executive Officer and Chief Financial Officer concluded that the previously issued financial statements contained in the registrant’s Quarterly Reports on Forms 10-QSB for the interim quarterly reports as of March 31, 2007 and June 30, 2007, should not be relied upon because of errors in those financial statements and that the registrant would restate these financial statements to make the necessary accounting corrections.

The Chief Executive Officer and Chief Financial Officer of the registrant have discussed with Malone & Bailey, PC, its independent registered public accounting firm, the matters disclosed in this current report on Form 8-K pursuant to this item 4.02(a). In general these changes are regarding the disclosure of related party transactions and off balance sheet arrangements, and adjustments to interest expense and losses on investments. The changes are set forth in more detail below.

Forms 10-QSB for the Quarters Ended March 31, 2007 and June 30, 2007

Related Party Transactions and Off Balance Sheet Arrangements
The financial statements as of the dates referred to above have been restated to disclose the existence of related party transactions and off balance sheet arrangements. Earth Biofuels, Inc.(the “Company” or “Earth”) determined that it will be necessary to restate its previously-issued financial statements contained in it’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007 due to the existence of secured notes issued to Apollo Resources International, Inc. (“ARI”) (the parent), which were  guaranteed by its subsidiary Earth. The secured notes were issued in the total amount of $3,550,000 to ARI and guaranteed by the Company on February 12, 2007. The notes were collateralized by 18,214,936 shares of Earth owned by the parent-ARI. The secured notes matured  July 12, 2007, and the plan of repayment was to be from the production of oil and natural gas from assets owned by ARI, and/or the underlying collateral.

Subsequent to September 30, 2007 the notes have been repaid through the sale of collateral and from the issuance of  additional shares of the Company’s stock, resulting in a net contingent liability of $1,393,264 still due under the notes.  The fair market value of the additional shares issued and the remaining contingent liability was considered repayment by Earth on amounts due to the parent from prior advances and thus there is no impact on earnings for the quarters ended March 31, 2007 and June 30, 2007.

Forms 10-QSB for the Quarter Ended June 30, 2007

Accrued interest receivable totaling approximately $4,672,000 had been recorded as of June 30, 2007, in the exchange of an investment for a note receivable.  Upon further review it has been determined that this receivable should not have been reported. As such it will be necessary to restate previously-issued financial statements contained in the Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2006,.  This impairment will be classified as additional losses on investments.

In addition, it was subsequently noted that a nonroutine estimate had been erroneously calculated as of the three month period ended June 30, 2007.  This resulted in the overstatement of accrued interest payable and related interest expense totaling approximately $5,239,000.

The following table sets forth a reconciliation of previously reported  “Prepaid Expenses and Other Current Assets”, “Prepaid Expenses and Other long term assets”,“Accrued interest payable”, “Losses on investments”, “Interest expense”,  “Net (loss)”, “Net loss per common share: Basic and Diluted” and “Accumulated deficit” for the Three month Ended June 30, 2007.

For the Three
and Six months	As Reported for the		As Restated for the	As Reported for the		As Restated
Ended	Three Months Ended	Amount of	Three Months Ended	Six Months Ended	Amount of	for the Six Months
June 30, 2007	June 30, 2007	Adjustment	June 30, 2007	June 30, 2007	Adjustment	Ended June 30, 2007
(In 000’s)	(In 000’s)	(In 000’s)	(In 000’s)	(In 000’s)	(In 000’s)	(In 000’s)
Prepaid expenses and other current assets	$4,696	$(833)	$3,863	$4,696	(833)	$3,863
Prepaid and other long term assets	4,212	(3,839)	373	4,212	(3,839)	373
Accrued interest payable	30,926	(5,239)	25,687	30,926	(5,239)	25,687
Losses on investments	(4,192)	(4,672)	(8,864)	(4,192)	(4,672)	(8,864)
Interest expense	(13,551)	5,239	(8,312)	(29,674)	5,239	(24,435)
Net Loss	(34,682)	567	(34,115)	(60,210)	567	(59,643)

Net loss per common share: Basic and Diluted	$(0.17)	$(.00)	$(0.17)	$(0.29)	(.00)	$(0.29)

Accumulated deficit	N/A	N/A	N/A	(139,782)	567	(139,215)

In addition, there was no impact on net cash flows from operations and changes in cash and cash equivalents for the above periods.

Item 9.01 Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
7.4	Series 2007 Secured Notes Due July 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc . (Registrant)
Date: November 20, 2007	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer